Exhibit 10.5

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of October 2, 2024 by and between NADG NNN Convertible Preferred (Canadian) LP, an Ontario limited partnership (“Canadian Preferred Investment Entity”, hereinafter the “Contributing Party”) and FrontView Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Contributing Party, the “Parties”). Reference is made to that certain Amended and Restated Limited Partnership Agreement of NADG NNN Operating LP, a Delaware limited partnership (“Fund OP”), dated as of July 9, 2021, by and among NADG NNN Operating GP, LLLP, a Delaware limited liability limited partnership, and the parties listed in the books and records of the Fund OP as limited partners from time to time (the “Fund OP Agreement”).

WHEREAS, the Contributing Party (i) holds Series A Preferred Units (as defined in the Fund OP Agreement) in Fund OP in the amount set forth next to the Contributing Party’s name on Schedule 1 hereto, and (ii) desires to contribute such Series A Preferred Units to the Operating Partnership in exchange for operating partnership units in the Operating Partnership (“OP Units”).

WHEREAS, the Operating Partnership desires to accept the Contribution (as defined below) of Series A Preferred Units and to issue OP Units to the Contributing Party in respect thereof, in each case, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the covenants of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties agree as follows:

(1)
Contributions.  The Contributing Party hereby contributes, transfers, assigns and conveys to the Operating Partnership all of its right, title and interest in and to the Series A Preferred Units set forth next to the Contributing Party’s name on Schedule 1 hereto (the “Contribution”), and the Operating Partnership hereby (i) accepts such Contribution of Series A Preferred Units as a capital contribution, and (ii) in respect of such Contribution, issues to the Contributing Party a number of OP Units equal to the Canadian Pref OP Unit Amount. For purposes of this Agreement, the following terms have the meanings specified below:

(a)
“Adjustment Amount” means the amount, expressed in dollars, equal to (1) the amount derived from the following fraction: (i) the Aggregate Pref Liquidation Value; divided by (ii) the excess of (x) the Aggregate Pref Pre-Internalization Unit Amount, over (y) the Aggregate Pref Internalization Unit Amount, less (2) the IPO Price.

(b)
“Aggregate Pref Internalization Unit Amount” means the product of (i) the Gross Value Percentage of the Aggregate Preferred Units, multiplied by (ii) the Internalization Payment Unit Number.

(c)
“Aggregate Pref Liquidation Value” means the sum of the Canadian Pref Liquidation Value and the US Pref Liquidation Value (which sum is equal to $103,671,539, plus any accrued and unpaid distributions through the date hereof).

(d)
“Aggregate Pref OP Unit Amount” means (i) Aggregate Pref Liquidation Value, divided by (ii) the sum of (x) the IPO Price plus (y) the Adjustment Amount.

(e)
“Aggregate Pref Pre-Internalization Unit Amount” means (i) the Aggregate Pref Liquidation Value, divided by (ii) the IPO Price.

(f)
“Canadian Pref Liquidation Value” means the sum of the Liquidation Preferences of all Series A Preferred Units on the date hereof (i.e., the Stated Value per Series A Preferred Unit, plus all accrued and unpaid distributions thereon through the date hereof). All capitalized terms used in this definition shall have the meanings ascribed to them in the Limited Partnership Agreement of the Canadian Preferred Investment Entity, as amended or otherwise modified from time to time.

(g)
“Canadian Pref OP Unit Amount” means (i) the Canadian Pref Liquidation Value, divided by (ii) the sum of (x) the IPO Price plus (y) the Adjustment Amount.

(h)
“Existing Common Stock Amount” means the aggregate number of shares of Common Stock that are issued and outstanding immediately prior to the consummation of the IPO (each, as defined in the Internalization Agreement), which is equal to 7,519,613 (after giving effect to the 250:1 stock split).

(i)
“Gross Share Number” means the sum of (i) Existing Common Stock Amount, plus (ii) the Aggregate Pref OP Unit Amount.

(j)
“Gross Value Percentage of the Aggregate Preferred Units” means (i) Aggregate Pref OP Unit Amount, divided by (ii) the Gross Share Number.

(k)
“Internalization Agreement” means that certain Amended and Restated Internalization Agreement dated as of July 10, 2024, by and among (i) FrontView REIT, Inc., a Maryland corporation, (ii) the Operating Partnership, (iii) NADG NNN Property Fund LP, a Delaware limited partnership, (iv) NADG NNN Operating LP, a Delaware limited partnership, (v) NADG (US) LLLP, a Delaware limited liability limited partnership, (vi) NADG (US), Inc., a Delaware corporation, (vii) NADG NNN Property Fund GP, LLLP, a Delaware limited liability limited partnership, (viii) NADG NNN Operating GP, LLLP, a Delaware limited liability limited partnership, (ix) North American Realty Services, LLLP, a Florida limited liability limited partnership, and (x) solely for purposes of Section 7.8 thereof, each of Stephen Preston and Randall P. Starr.

(l)
“Internalization Payment Unit Number” means (i) the Contribution Value (as defined in the Internalization Agreement) divided by (ii) $41.60 (which represents the $10,400 per unit value after giving effect to the 250:1 stock split), which is equal to approximately 931,490.

(m)
“IPO Price” means the initial offering price of Common Stock of FrontView REIT upon consummation of the IPO (each, as defined in the Internalization Agreement).

(n)
“US Pref Liquidation Value” means the sum of the Liquidation Preferences of all Series A Preferred Units on the date hereof (i.e., the Stated Value per Series A Preferred Unit, plus all accrued and unpaid distributions thereon through the date hereof). All capitalized terms used in this definition shall have the meanings ascribed to them in the Operating Agreement of the U.S. Preferred Investment Entity.

For illustrative purposes only, a sample calculation of the Canadian Pref OP Unit Amount based on different IPO Prices is set forth on Schedule 2 hereof.

(2)
Admission. In connection with the issuances of OP Units described in Section 1, (i) the Operating Partnership hereby admits the Contributing Party as a limited partner in the Operating Partnership in accordance with the terms of that certain Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of the date hereof (the “OP LPA”), and (ii) the Contributing Party hereby agrees to be bound by the terms of the OP LPA.

(3)
Representations.

(a)
The Contributing Party hereby represents and warrants to the Operating Partnership, which representations and warranties shall survive the execution of this Agreement, that the conveyance by the Contributing Party to the Operating Partnership of its Common Units (as listed on Schedule 1 hereto) constitutes a conveyance of good and unencumbered title to such Common Units, free and clear of all liens, security interests, encumbrances and adverse claims of any kind and nature;

(b)
Each Party hereby represents and warrants to each other Party, which representations and warranties shall survive the execution of this Agreement, that (i) this Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, equitable principles and judicial discretion), and (ii) neither the execution and delivery of this Agreement, nor the performance by each Party of its obligations hereunder, has resulted or will result in any violation of, or constitute a default under, any agreement or any permit, judgment, decree or order to which such Party is a party or by which it is bound; and

(c)
The Contributing Party is not a “foreign person” within the meaning of Section 1445 of the Code and the Treasury Regulations thereunder.

(4)
Further Assurances.  Each of the Parties agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute and deliver, or to cause to be executed and delivered, all such instruments, and to take all such action, in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement.

(5)
Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and assigns.

(6)
Third-Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each of the Parties and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other person or entity.

(7)
Execution in Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(8)
Governing Law.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without giving effect to any choice or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date and year first above written.

OPERATING PARTNERSHIP:

FRONTVIEW OPERATING PARTNERSHIP LP

By: FRONTVIEW REIT, INC., its general partner

By:	/s/ Stephen Preston
Name:
Title:

CANADIAN PREFERRED INVESTMENT ENTITY:

NADG NNN CONVERTIBLE PREFERRED (CANADIAN) LP

By: NADG NNN CONVERTIBLE PREFERRED GP, LP, its general partner

By:	/s/ Stephen Preston
Name:
Title:

[Signature Page to Contribution Agreement]